UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

August 29, 2011

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19483	75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 29, 2011, the audit committee of the board of directors (the “Audit Committee”) of SWS Group, Inc. (the “Company”), in consultation with the Company’s management, concluded that the Company’s unaudited financial statements as of and for the fiscal quarters ended September 24, 2010, December 31, 2010 and March 25, 2011 (collectively, the “Quarterly Financial Statements”) should be restated due to the misapplication of the recently amended requirements of Accounting Standards Codification 860-10-40 (“ASC 860-10-40”). As a result, the Audit Committee further concluded that the original Quarterly Financial Statements should not be relied upon. This accounting error resulted in: (i) a dollar-for-dollar overstatement of “loans held for sale” and understatement of “loans, net” on the Consolidated Statements of Financial Condition and (ii) a dollar-for-dollar misclassification of cash flows related to these loans as “cash flows from operating activities” rather than “cash flows from investing activities” on the Consolidated Statements of Cash Flows. The Audit Committee has discussed these errors with Grant Thornton LLP, the Company’s independent registered public accounting firm. Because the corrections to the original Quarterly Financial Statements only involve, in each case, a reclassification from one asset line on the Company’s Consolidated Statements of Financial Condition to another line item and a corresponding reclassification on the Consolidated Statements of Cash Flows, there will be no impact on the Company’s total assets, liabilities, stockholders’ equity, net revenue, expenses or net loss.

The Company offers banking services through Southwest Securities, FSB (the “Bank”), and the Bank has operated a mortgage purchase program since 1992. This mortgage purchase program involves the Bank’s purchase of participations in newly originated residential loans from various mortgage bankers nationwide. These loans are pre-committed for sale to the secondary market and remain on the Bank’s books for an average of 9-15 days. ASC 860-10-40, which was adopted effective July 1, 2010, addresses the required accounting treatment of transfers of financial assets and provides, among other things, that an institution may treat a transfer as a “sale” only if: (i) it transfers the entire financial asset or if the transfer of a portion of the financial asset meets the definition of a participating interest; (ii) the transferred asset is isolated from the selling institution; and (iii) the underlying transaction documents do not provide recourse to the seller other than for breaches of standard representations and warranties. The terms of the mortgage purchase agreements related to the purchase of participations in newly originated residential loans do not meet the requirements for “true sale” treatment for the transferor under ASC 860-10-40.

The Company will file amendments to its Forms 10-Q for the fiscal quarters ended September 24, 2010, December 31, 2010 and March 25, 2011 to include corrections to the Quarterly Financial Statements. The effects of the revised presentation of the Statements of Financial Condition and the Statements of Cash Flows are presented below (in thousands):

	September 24, 2010		December 31, 2010		March 25, 2011
	Restated Amount	Previously Reported	Restated Amount	Previously Reported	Restated Amount	Previously Reported
Statement of Financial Condition:
Loans held for sale	$49,240	$293,036	$10,080	$172,747	$7,215	$67,818
Loans, net	1,298,887	1,055,091	1,143,413	980,746	973,484	912,881

Statement of Cash Flows:
Cash flow provided by operating activities	415,842	172,046	391,161	228,494	409,713	349,110
Cash flow provided by (used in) investing activities	(228,403)	15,393	(7,985)	154,682	175,464	236,067

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: August 30, 2011	By:	/s/ Stacy M. Hodges
Stacy M. Hodges
Chief Financial Officer

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